EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 10, 2011 with respect to our audits of the consolidated financial statements of ADVENTRX Pharmaceuticals, Inc. and Subsidiaries (a development stage enterprise) as of December 31, 2010 and 2009, and for the years then ended, and for the period from January 1, 2002 through December 31, 2010, included in the Annual Report on Form 10-K of ADVENTRX Pharmaceuticals, Inc. for the year ended December 31, 2010.

/s/ J.H. Cohn LLP

San Diego, California June 16, 2011